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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): May 27, 2002



                        CROSS MEDIA MARKETING CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                         0-25435                            13-4042921
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
    (State or other jurisdiction          (Commission File Number)              (I.R.S. Employer
         of incorporation)                                                     Identification No.)
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             461 Fifth Avenue, 19th Floor, New York, New York 10017
             ------------------------------------------------------
                (Address of principal executive offices/Zip Code)

Registrant's telephone number, including area code:  (212) 457-1200

Former name, former address, and former fiscal year, if changed since last report: N/A
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ITEM 5.  OTHER EVENTS

         On May 27, 2002, Cross Media Marketing Corporation (the "Registrant") completed the acquisition of JWE Enterprises, Inc. and JWE Holdings, Inc. The non-contingent purchase price for the acquisition was approximately $13.5 million, consisting of (i) approximately $1.7 million in cash, (ii) 416,980 shares of the Registrant's common stock, which has been assigned a value of $5.0 million, (iii) 2,000 shares of Series B convertible redeemable preferred stock
(the "Preferred Stock") of the Registrant having a redemption value of $1.9 million and (iv) $4.9 million of additional cash consideration, payable in cash over the next three years. In addition, the Registrant may be required to make additional cash payments of up to $8.9 million over the next three years if certain performance criteria for the acquired businesses are met.

         In connection with the acquisition described above, the Registrant issued 2,000 shares of Preferred Stock. The Preferred Stock has a liquidation value of $950 per share, a dividend rate of 8% per annum (payable at the Registrant's option in cash or shares of the Registrant's common stock) and is convertible at any time after November 27, 2002 into a number of shares of common stock equal to $950.00 divided by the lesser of (i) $11.991 per share and
(ii) the greater of (a) the fair market value of the Registrant's common stock at the time of conversion and (b) $10.1924 per share. The Registrant has the right to redeem the Preferred Stock at any time at the liquidation value plus accrued and unpaid dividends (the "Redemption Price"). The holders have the right, exercisable on one occasion after November 27, 2002, to put the Preferred
Stock, in whole or in part (provided the remaining shares are converted), to the Registrant at the Redemption Price. For more information regarding the terms of the preferred stock, see the Registrant's Certificate of Designation of Series B
Convertible Preferred Stock filed as Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

C.       EXHIBITS

         Exhibit 2.1 - Asset Purchase Agreement for the purchase by the
Registrant of certain assets of JWE Enterprises, Inc. ("Enterprises") and JWE
Holdings, Inc. ("Holdings") dated as of May 27, 2002 by and among the Registrant, Enterprises, Holdings and Jason Ellsworth, the sole stockholder of Enterprises and Holdings.

         Exhibit 99.1 - Certificate of Designation of Series B Convertible
Preferred Stock, filed with the Secretary of State of the State of Delaware on May 24, 2002.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Cross Media Marketing Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CROSS MEDIA MARKETING CORPORATION



Date:  June 4, 2002                 By:          /s/ Richard Kaufman
                                          --------------------------------------
                                          Richard Kaufman
                                          President and Chief Operating Officer


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
                                  EXHIBIT INDEX

         DESCRIPTION

         Exhibit 2.1 - Asset Purchase Agreement for the purchase by the
Registrant of certain assets of JWE Enterprises, Inc. ("Enterprises") and JWE
Holdings, Inc. ("Holdings") dated as of May 27, 2002 by and among the Registrant, Enterprises and Holdings, Jason Ellsworth, the sole stockholder of Enterprises and Holdings.

         Exhibit 99.1 - Certificate of Designation of Series B Convertible
Preferred Stock, filed with the Secretary of State of the State of Delaware on May 24, 2002.


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